UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2007
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, Burlington Coat Factory Warehouse Corporation, a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc., (the “Company”) entered into an agreement to employ Jack Moore, as President of Merchandising, Planning and Allocation and Marketing of the Company beginning June 4, 2007. Also, on June 1, 2007, it was announced that Elizabeth Williams, a named executive officer, is leaving the Company. Ms. Williams’ employment is expected to end on June 29, 2007, but may be delayed by the Company for up to an additional 60 days.

Mr. Moore served as President and Chief Operating Officer of Linens 'n Things, a retailer of home textiles, housewares and home accessories from July 2004 to January 2006. Prior to that, Mr. Moore held various management positions at Kohl's Corporation from 1997 to 2004 including: Vice President-Divisional Merchandise Manager, Senior Vice President of Merchandise Planning and Allocation and Executive Vice President, General Merchandise Manager. Prior to his seven years at Kohl's, Mr. Moore spent 20 years at the department store division of the Target Corporation where he held significant merchandising and store management positions.

Mr. Moore’s employment is governed by an employment agreement entered into on June 1, 2007 by and between the Company and Mr. Moore (the “Agreement”). The Agreement provides for an initial term of three years and is automatically extended for one year terms on each anniversary date unless the Company gives notice of non-extension 90 days prior to the anniversary date. The Agreement provides for a minimum annual base salary of $500,000, which base salary may be increased at the discretion of the board of directors or a committee thereof. Mr. Moore is also eligible to participate in the Company's medical benefit and retirement plans, and is subject to the Company's policies with respect to business expense reimbursement, on the same basis as other senior executives. Mr. Moore also will be reimbursed for his relocation expenses and will receive a housing allowance until his residence is moved within reasonable commuting distance to the Company’s headquarters. The Agreement provides that Mr. Moore will be subject to a covenant not to compete and a covenant not to solicit employees, customers, suppliers, licensee, service providers or any other business relation of the Company at all times while employed and for up to one year after his termination of employment, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

The agreement also provides that after his first year of employment, he may be eligible to participate in the Company’s Senior Management Bonus Plan. In lieu of participating in the 2008 Senior Management Bonus Plan, Mr. Moore will receive a one-time bonus of at least $250,000, if he remains continuously employed by the Company through June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on June 4, 2007.

Burlington Coat Factory Investments Holdings, Inc.
                                                     (Registrant)

By:  /s/:   Paul Tang
                Paul Tang
Executive Vice President, General Counsel and Secretary